Exhibit 32

Section 1350 Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 each of the undersigned hereby certifies in his or her capacity as an officer of BayCom Corp (“the Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2019, fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly represents, in all material respects, the financial statements included in such report.

Date: May 13, 2019	/s/ George Guarini
George Guarini Chief Executive Officer

Date: May 13, 2019	/s/ Keary Colwell
Keary Colwell Senior Executive Vice President Chief Financial Officer and Chief Administrative Officer